UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2014
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UNDER ARMOUR, INC.
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Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 16, 2014, Under Armour, Inc. (the “Company” or “Under Armour”) issued a press release announcing the election of Karen W. Katz, age 57, as Director of the Company effective immediately. A copy of Under Armour’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Board of Directors appointed Ms. Katz as a member of the Corporate Governance Committee effective December 1, 2014.
Pursuant to the Under Armour, Inc. 2013 Non-Employee Director Compensation Plan (“Director Compensation Plan”), as a new Director of the Company, Ms. Katz will receive an initial award of restricted stock units valued at $100,000 on the grant date and vesting in three equal annual installments. Pursuant to the Director Compensation Plan, non-employee directors receive an annual restricted stock unit award each year following the annual meeting of stockholders. The Board of Directors approved a pro-rated annual award to Ms. Katz, with the restricted stock unit award valued at $43,750 on the grant date (pro-rated from $75,000). The grant date for the initial and annual awards will be October 16, 2014. For a full description of the Company’s director compensation program, see the “Corporate Governance and Related Matters-Compensation of Directors” section of the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1: Under Armour, Inc. press release dated October 16, 2014 announcing the election of Karen W. Katz as Director of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: October 16, 2014	By:	/s/ JOHN STANTON
John Stanton
Senior Vice President, General Counsel and Secretary